UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

NEXT FUEL, INC.
(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	333-148493	35-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

122 North Main Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145
(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 4, 2013 Next Fuel, Inc. issued a press release announcing that it has signed a term sheet to acquire the assets of Elite Construction and Fabrication, LLC (“Elite”).  Elite is an oil and gas service company headquartered in Dallas, Texas with fabrication facilities in Oklahoma, along with a highly qualified and certified construction group.

Elite had revenues of over $40 million in calendar year 2012.  Elite’s customer base includes many of the well-known major companies in the drilling industry.

The reasons for the acquisition are explained in the press release.

The term sheet with Elite contemplates closing during calendar year 2013, but is subject to completing due diligence and other closing conditions and is non-binding except for confidentiality and "no-shop" provisions.  The term sheet contemplates a purchase price that includes a combination of (i) cash in the amount of $3 million, plus Elite's net liquid assets sold at the closing, (ii) an earn-out five year promissory note for up to $1,250,000 (plus interest) with annual installment payments subject to the future performance of the business being acquired, (iii) a number of shares of Next Fuel common stock having a market value at the closing of $1,250,000 and (iv) a five-year warrant to acquire 1 million additional shares  of Next Fuel common stock with an exercise price equal to the market value of Next Fuel's common stock at the closing.

Next Fuel will seek to borrow or raise equity capital to finance both the cash portion of the purchase price with an exercise price equal to the market value of Next Fuel's common stock at the closing and expenses associated with integrating this acquisition into Next Fuel's current business.  Accordingly, there can be no assurance this term sheet will result in Next Fuel's acquisition of Elite.

This Report contains forward-looking statements, including statements regarding the timing of future acquisition of Elite's business and future products and services to be offered by the Company, all of which involve risks and uncertainties.  Actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences include, the results of due diligence investigations, negotiations between the Company and Elite, the Company's ability to raise the capital required to finance the acquisition of Elite, and other factors discussed in the Company's filings with the Securities and Exchange Commission.  All forward-looking statements are based on information available to the Company as of the date of this Report, and the Company assumes no obligation to update such statements.

A copy of the press release of the Company is included as Exhibit 99.1 of this Report and is incorporated by reference herein

Item 9.01. Financial Statement And Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Exhibits 99.1 Press Release dated September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: September 5, 2013	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Next Fuel, Inc. dated September 4, 2013